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                                                                EXHIBIT 99.2

                            MANAGED SERVICE AGREEMENT

       THIS AGREEMENT made as of the lst day of January 1996 (the "Effective Date"), between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504 (hereinafter called "IBM") and Axiom Real Estate Management, Inc., a Delaware corporation, having an office in Pittsburgh, PA (hereinafter called "Contractor").

                              W I T N E S S E T H:

       WHEREAS, IBM owns, leases and occupies buildings in North America; and

       WHEREAS, Contractor is an independent contractor furnishing real estate property and facilities management services; and

       WHEREAS, IBM and Contractor agree that Contractor shall furnish such real estate property and facilities management services for the Premises.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, it is hereby agreed as follows:


                                    ARTICLE 1
                                   DEFINITIONS


       Where used in this Agreement, the following terms shall have the meaning attributed to them hereafter unless the context indicates otherwise:


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1.1    "Agreement" shall mean and include this Agreement with its Addenda,
       Attachments and Amendments, and the Statements of Work with their Addenda, Attachments and Amendments:

1.2 "Approved Annual Budget" shall mean the operating and capital budget for each Site, for a particular year, as approved by IBM.

1.3 "Cancellation Charges" shall mean charges related to the cancellation of contractual obligations on account of purchase orders placed and commitments with suppliers or subcontractors made prior to receipt by Contractor of a notice of cancellation of a Site, as well as actual and reasonable cancellation charges of leases for space, equipment, furniture and fixtures used by Contractor for the performance of this Agreement.

1.4 "Competitor" means any entity that (a) is, or has any affiliate that is, engaged in the business of developing, manufacturing, selling, leasing or servicing information processing hardware and has, together with all affiliates thereof, annual revenues for the most recently completed fiscal year in excess of $1 billion from such activities or (b) is, or has any affiliate that is, engaged in the business of developing, producing, licensing or selling software or services related to information processing and has, together with all affiliates thereof, annual revenues for the most recently completed fiscal year in excess of $100 million from such activities.

1.5 "Costs" shall mean the aggregate of the Management Fee, the reimbursable expenses listed in Section 6.1., taxes and any other costs related to this Agreement as agreed to by the parties.


1.6 "Premises" shall mean all Sites that are and include any properties, owned, leased, subleased or occupied by IBM that become subject to this Agreement;


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1.7    "Site" shall mean either a single IBM address or an aggregate of IBM addresses in the same vicinity, as determined by IBM.

1.8 "Statement of Work" shall mean the statements, which are or become attached to this Agreement, that describe, for each Site, the details of the Work, the duration of the Work and other terms required to fully describe the Work to be performed by Contractor hereunder, as determined by IBM, provided that the Work on any Site which is part of the Agreement shall not exceed the levels and types of services provided by property management companies for buildings comparable in nature, age and use in the local marketplace in such a way that substantially increases the non-reimbursable costs and/or non-reimbursable management time of Contractor without additional compensation to Contractor therefor as negotiated between Contractor and IBM.

1.9 "Work" shall mean all real estate property and facilities management functions including, but not limited to, facilities operations (maintenance, engineering, facilities planning and construction), security, shipping and receiving, site support services, mail and reprographic services, and any other related services, as more fully described in each Statement of Work.

1.10 "Severance Payments" shall mean the payments made by Contractor to its labor force that was performing Work related directly to a cancelled Site on account of termination of employment. These payments will be consistent with Contractor's personnel policy relative to severance payments as set forth in Attachment L as updated from time to time.

1.11 "Confidential Information" means oral or written information which relates to the past, present or future research, development or business activities of IBM or its direct and indirect subsidiaries identified as IBM Confidential Information. It does not include information which is or becomes publicly available without breach of this Contract. The


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       of any reports prepared by Contractor hereunder shall also be treated as
       Confidential Information.

1.12 "Environmental Loss" shall mean any damages, costs, or expenses arising out of, or related to, any violation of a federal, state, local, or other environmental law or regulation. Expenses associated with a violation under this definition shall include, but not be limited to, cleanup, disposal, transportation, government fees, fines, sanctions, and legal fees associated with the defense of any alleged or actual violation of such laws or regulations.

1.13 For the purpose of this Agreement, the term "Rentable Square Foot" shall have the meaning ascribed to it in the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 (reaffirmed 1989), approved June 21, 1989.


                                    ARTICLE 2
                                     PURPOSE

2.1 IBM is retaining the services of Contractor hereunder because of the specific covenants and undertakings of Contractor, it being understood that Contractor will not assign this Agreement or the Work except as specifically provided herein.

2.2 Contractor shall perform all real estate property and facilities management functions described herein and in each Statement of Work in accordance with and within the limits set forth in the Approved Annual Budget and in accordance with the provisions of this Agreement. Such functions will generally include, without limitation, the obligation to manage, advise, supervise, direct, and coordinate the maintenance, repair, cleaning, and operation of the Premises and equipment therein, in compliance with all laws, rules and regulations and in accordance with the standards for the management, operation, maintenance, and repair for buildings comparable in nature, age, and use in the local


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       marketplace, to purchase all services and building supplies, equipment, tools, materials and parts, to hire and discharge Contractor's employees and all subcontractors, suppliers, materialmen, laborers and others, and to comply with the provisions of the Statements of Work. Contractor shall provide all other services, labor and materials to adequately perform the Work and shall perform additional real estate property and facilities management services in connection with the Premises as the parties may agree upon from time to time. All contracts entered into by Contractor pursuant to this Agreement shall be subject to the terms and provisions of this Agreement and be cancelable with no more than ninety
       (90) days notice.

2.3 Contractor shall be solely responsible for maintaining control, direction, and supervision of its employees, including without limitation, assigning daily work, supervising assigned work, hiring, terminating, and disciplining Contractor's employees, and handling labor relations and employee matters. Contractor will be solely and exclusively responsible for setting wage rates and employee benefits of its employees and all other matters relating to its employees.

2.4 Personnel supplied through Contractors or employees of Contractor will not for any purpose be considered employees or agents of IBM. Contractor assumes full responsibility for the actions of its employees while performing services hereunder, and shall have contracts with other contractors under which such other Contractors will be responsible for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), workers' compensation, disability benefits and the like of their employees.

2.5 Contractor is an independent contractor and any provisions in the Agreement which may appear to give IBM the right to direct Contractor as to the details of the doing of any Work performed by Contractor shall be deemed to mean, and shall mean that Contractor shall follow the desire of IBM in the results of the Work only and not in the means whereby said Work is to be accomplished.


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2.6    Contractor is responsible, on a reasonable efforts basis, for use of up-
       to-date techniques, sequences, scheduling and procedures in performing the Work in order to achieve a high degree of cost efficiency while maintaining quality performance as prescribed herein.

2.7 Contractor shall enforce strict discipline among its employees and subcontractor's employees and shall require them to be clean, neat, orderly and maintain good conduct.

2.8 Contractor shall perform the Work so as not to unreasonably interfere with IBM's business operations.

2.9 Contractor will inform the IBM contract coordinator promptly of any claim or demand in writing or lawsuit relative to the Site and provide information as required. Contractor will use reasonable efforts to inform IBM of the costs to be incurred with respect to legal matters not already addressed in writing by IBM or addressed in the Approved Annual Budget.

2.10 IBM shall appoint a technical coordinator(s) who shall be responsible for maintaining liaison with Contractor's supervisor(s). IBM's technical coordinator shall have no authority to amend or modify this Agreement or make any commitment for or on behalf of IBM.

2.11 IBM shall appoint contract coordinator who shall be responsible for the commitment of all IBM funds, implementation and administration of this Agreement and issuance of all IBM purchase orders.

2.12 Contractor shall appoint a supervisor(s) who shall supervise and direct the Work of Contractor's employees.


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2.13   Each party shall inform the other of the names of the coordinators and/or supervisors appointed.


                                    ARTICLE 3
                                      TERM

3.1 This Agreement shall commence on January 1, 1996, and expire on December 31, 2000, unless sooner terminated in accordance with Article 12.

3.2 IBM may extend the term of this Agreement two (2) times for the period of one (1) year upon the same terms and conditions contained herein and for a Management Fee as set forth in Article 7.1, by giving Contractor notice hereof at least three (3) months prior to the end of the term, and thereupon the term shall, be so extended without any further action by either party. The first extension of the term would commence on January 1, 2001 and expire on December 31, 2001 and the second extension would commence on January 1, 2002 and expire on December 31, 2002.


                                    ARTICLE 4
                               MANAGEMENT OF COSTS

4.1 This Agreement establishes a relationship of trust and confidence between Contractor and IBM. Accordingly, Contractor shall use its first class skills and judgment and perform its duties in such a way as to achieve a high degree of cost efficiency and the savings proposed in the Approved Annual Budgets while maintaining quality performance in accordance with the Statements of Work (provided that the Work on any Site shall not exceed the levels and types of services provided by property management companies for buildings comparable in nature, age and use in the local marketplace). Contractor shall purchase all supplies and materials necessary to provide the services on the most favorable terms available, taking advantage of all known discounts or of IBM's


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       purchasing agreements, whichever is the most cost effective.  In this regard, IBM may provide the materials and supplies to Contractor if it is the most cost effective.

4.2 In no event shall Contractor incur any capital expense exceeding in any instance the sum of $10,000.00 without prior approval from IBM in writing. Notwithstanding any other provision in this Agreement to the contrary, in the event of any emergency, if the time required for obtaining approval would cause the damage to increase or threaten injury to persons or property or violate the law or an insurance requirement, Contractor shall make emergency repairs without first obtaining IBM's approval, provided that notice is given to IBM as soon as possible thereafter, and IBM shall reimburse Contractor for actual costs.

4.3 If Contractor claims that any instruction from IBM involves extra cost under this Agreement beyond the Costs set forth in the Approved Annual Budget or the Costs otherwise approved in writing by IBM, it shall notify IBM thereof in writing after the receipt of such instruction. Contractor will not proceed to execute any work that will involve such extra costs, without IBM's approval, except that this requirement is not applicable when there are emergency situations as described in Section 4.2 above. IBM shall not be liable for any claim for extra cost unless made in accordance with this provision.

4.4 If Contractor determines that it will be unable to provide the levels of service as set out herein within the limits of the Approved Annual Budget ("Overrun"), Contractor shall, without delay, provide IBM with a report
       (a) detailing the reasons for the potential Overrun, (b) the impact on the Approved Annual Budget and (c) proposing alternatives to minimize such adverse impact. IBM shall, in consultation with Contractor, make the final decision as to the actions to be taken. Such action plan shall be documented and shall amend, when applicable, the Approved Annual Budget or Statements of Work.


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4.5    If Contractor determines that it could reduce Costs further and provide additional savings to IBM, Contractor shall, without delay, provide IBM with a report detailing the measures to reduce Costs and the impact on the Approved Annual Budget. IBM shall, in consultation with Contractor, make the final decision as to the actions to be taken. Such action plan shall be documented and amend, when applicable, the Approved Annual Budget or Statements of Work.


                                    ARTICLE 5
                                 ANNUAL BUDGETS

5.1 During the third quarter of each year, Contractor shall furnish IBM with a proposed operating and capital budget for the next calendar year in sufficient detail as determined by Contractor unless IBM specifies a particular format (which shall not be unreasonably onerous), in which case IBM's format shall be used. It is agreed that the 1996 Approved Annual Budget as set forth in Attachment J has been approved by IBM.

5.2 If Contractor determines that savings cannot be attained based on the same level of service, Contractor shall propose alternatives in order to attain the desired savings. IBM shall, after evaluating the proposed alternatives in consultation with Contractor, select an alternative and, if required, amend the Statements of Work accordingly.

5.3 If there is any dispute over any aspect of the budget, IBM shall make the final determination in its sole discretion, provided that the budgeted sums allow Contractor to manage and operate the Premises as required by the terms hereof. IBM shall approve or reject the proposed budget on or before November 15 of each year. If IBM rejects the proposed budget, IBM shall provide Contractor with the reasons for such rejection and indicate to Contractor areas for desired revisions, including further reductions. Contractor will then make further proposals to IBM in order to attain the savings. If IBM fails to approve the proposed budget before November 15 of each year, Contractor shall provide the services under the terms of the previous Approved Annual Budget. If


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       costs beyond the previous Approved Annual Budget are to be incurred in order to provide the services, Contractor will escalate the matter in accordance with the Management Process set forth in Article 27.


                                    ARTICLE 6
                                  REIMBURSABLES

6.1    IBM will reimburse Contractor, subject to compliance with Article 10 and
       Article 11, for all of the following costs reasonably incurred by Contractor in the performance of the Work.

       1) Employee wages and benefits incurred in the performance of the Statement of Work as defined in Attachment E and set forth in the Approved Annual Budget. This includes applicable payroll taxes, FICA, Workers' Compensation Insurance, contributions required by law, any overtime authorized by IBM, Severance Payments, and any payroll, compensation or related incentive, as set forth in the Approved Annual Budget, and project management tasks as requested by IBM in writing.

       2) The invoiced cost of all materials, supplies, protective clothing, tools, and equipment purchased, leased or rented by Contractor and storage costs as stated in Section 11.2, including all applicable sales and use taxes, net of realized discounts, rebates and other incentives.

       3) Local travel for Contractor's employees directly engaged in Work to the extent approved by IBM in writing or in the Approved Annual Budget at the then current reimbursement rate of Contractor or at the then current IBM mileage reimbursement rate, whichever is less.


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       4)     The cost of subcontracts entered into in accordance with the terms of this Agreement.

       5) The cost of IBM approved Technical Education required under the Statement of Work.

       6) All other expenditures made in conformity with the Approved Annual Budget or made in connection with Contractor's management of the Premises as first approved in writing by IBM.

       7) The invoiced cost of utilities, taxes, mortgage and insurance for the Premises unless IBM determines to pay such costs.

       8)     Insurance required to be carried by Article 8.

       9) Legal fees related to obtaining zoning variances or permits required in order for Contractor to provide services hereunder, union matters, tax and zoning issues, and legal fees necessary for Contractor to defend a legal claim against Contractor to the extent such claim is based on IBM's failure to provide accurate and complete information to Contractor.

              In the event a lawsuit is filed against Contractor for a matter which arises out of or is related to the services rendered by Contractor under this Agreement, other than as set forth above and other than as set forth under the Indemnification and Insurance Articles herein, IBM agrees that it will, in good faith, assist Contractor in reaching a satisfactory conclusion of the matter.


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                                NON-REIMBURSABLES

6.2 Contractor shall not be reimbursed for the following costs which Contractor agrees are included in the Management Fee:

       1)     All salary costs of Contractor except those defined in Article
              6.1.

       2) Except as set forth in Article 6.1 any and all Contractor's Corporate general and administrative overhead and expense of any kind including, without limitation, legal fees, other professional services, and travel expenses, unless previously approved by IBM in writing or in the Approved Annual Budget.

       3) Interest on all capital used by Contractor in performance of the Work other than interest on funds advanced to and at the request of IBM by Contractor, at Citibank prime rate.

       4) Profit, bonus, incentives, or overhead or any other markup to Contractor on sums paid to subcontractors and/or suppliers, materialmen, and the like unless previously approved by IBM in writing or in the Approved Annual Budget.

       5)     If any expenses to be incurred by Contractor are not listed in
              Article 6, such expenses shall be treated as non-reimbursable Cost under Section 6.2 unless previously approved by IBM in writing or in the Approved Annual Budget.


                                    ARTICLE 7
                                 MANAGEMENT FEE

7.1 In full consideration for the Contractor's services rendered under this Agreement from the effective date of this Agreement until December 31, 1997, IBM will pay Contractor a Management Fee set out in Attachment B and Bl for the listed Premises. The



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       Management Fee shall be paid on the first day of each month for that month. From January 1, 1998 until December 31, 2000, IBM shall pay Contractor a Management Fee, to be paid on the first day of each month, for such month, to be determined as set forth herein. A competitive assessment of the Contractor Management Fee will be conducted jointly by IBM and Contractor during the third quarter of 1997, for the purpose of establishing the Contractor Management Fee for the period from January 1, 1998 through December 31, 2000. IBM and Contractor agree that the Contractor Management Fee for the period from January 1, 1998 through December 31, 2000, will be at competitive rates (hereinafter "Competitive Rates") in existence at the time the competitive assessment is conducted. Competitive Rates shall be defined as those rates being offered by recognized and reputable real estate property or facility management companies which perform like services for like properties in the same geographic area as are reflected in this Agreement. If the parties fail to determine Competitive Rates for the period January 1, 1998 through December 31, 2000 after good faith negotiations, then IBM reserves the right to accept bids from other property management companies solely to be used as additional market information in assisting the parties to determine the Competitive Rates. If the Competitive Rates still cannot be determined after this process, then either party may invoke Article 27.1B and 27.1C. Until the Competitive Rates are determined, IBM shall pay Contractor the Management Fees set forth on Attachment B1. Once the Competitive Rates have been determined by the parties, the Management Fee for the period of January 1, 1998, through December 31, 2000 shall be prorated to reflect the Competitive Rates and any money due by one party to the other party shall be promptly paid to the other party. If IBM extends this Agreement pursuant to Section 3.2 the Management Fee shall be at Competitive Rates existing at the time of extension(s).

7.2    1.     IBM may at its discretion and at any time, upon sixty (60) days advance written notice to Contractor, cancel any Site as set forth in Attachment B and B1 if and when all of the following occur.
              IBM: (i) no longer owns such Site, and (ii) no longer uses such Site, and (iii) no longer leases such Site.


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       2.     IBM may reduce a portion of the square footage of any Site as set forth in Attachment B and B1 upon sixty (60) days advance written notice to Contractor, if and when all of the following occur.
              IBM: (i) no longer owns such Site, and (ii) no longer uses such square footage of such Site and (iii) no longer leases such square footage of such Site.

              If IBM subleases a Site or portion of a Site as set forth in Attachment B and B1 to an unrelated third party which is not a majority owned subsidiary of IBM, and the terms of the sublease require IBM to provide property management services, then Contractor will continue to provide those services under this Agreement. A Management Fee proportionate to the services provided will be negotiated by the parties. If IBM subleases a Site or portion of a Site as set forth in Attachment B and B1 to an unrelated third party which is not a majority owned subsidiary of IBM, and the terms of the sublease state that sublessee is to obtain property management services, then the selection of a managing Contractor is the sole discretion of the sublessee. In the event that the unrelated third party sublessee obtains such property management services from another Contractor, the Management Fee shall be proportionally reduced or eliminated as of the effective date of the sublease.

       3. In the event that IBM cancels any Site or reduces the square footage of any Site as set forth in Section 7.2.1 and 7.2.2, then, the following shall apply:

              a) If IBM cancels an entire Site pursuant to Section 7.2.1, then IBM shall pay the Cancellation Charges and the Severance Payments incurred by the Contractor in respect of such Site but shall not be obligated to continue to pay the Management Fee in respect of such Site on or after the effective date of such cancellation.


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              b)     If IBM reduces a portion of a Site as set forth in Section
                     7.2.2, then IBM shall pay the Cancellation Charges and the Severance Payments incurred by the Contractor as a result of such reduction and the Management Fee shall be reduced to an amount which is proportionate to the remaining square feet of such Site thereafter under management by Contractor.

       4. If IBM cancels or reduces the square footage of any Site as set forth in Attachment B and B1 for any reason other than as set forth above in Section 7.2, IBM agrees to pay the Contractor the following:

              a) The Management Fee associated with the Site through the term of this Agreement.

              b) All Cancellation Charges and Severance Payments in respect of such Site.

7.3 IBM may, at any time add additional Sites to this Agreement. These Sites will be set out in Attachment K and will be added to the Agreement by an Amendment. The Management Fee for these Sites will be negotiated at the time each Site is added and vary from time to time based on the square footage, and the Statement of Work, which may become attached to this Agreement as Attachment E that describes the detail of the work. Any variance in length of term, or terms and conditions to this Agreement will be specified in the Amendment adding the Site to this Agreement.
       Any Site added to this Agreement by Amendment can be cancelled or decreased in size or scope without any further obligations to Contractor, upon the notice set forth in the Amendment or if none, then upon 60 days advance written notice, except, that if IBM cancels or reduces in size or scope any of the Sites set forth on Attachment K, then IBM shall pay Severance Payments and Cancellation Charges solely for such Sites.

7.4 Contractor may provide construction management services in accordance with IBM's plans and specifications when requested by IBM. Contractor shall receive, for the performance of such management services, a construction management fee based on the


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       actual cost of the Work in accordance with the schedule of fees provided in Attachment G.

7.5 If called upon by IBM, Contractor may provide services at any time to furnish leasing, management, advisory, consultative, supervisory or other services in addition to those to be provided by the Contractor hereunder. The Contractor fees for such additional services shall be determined by the rates then in effect for the manager or officer rendering the service, or on a lump sum basis, as the parties may determine in each instance.


                                    ARTICLE 8
                                    INSURANCE

8.1 Contractor shall provide and keep in full force and effect during the term of this Agreement the following kinds and minimum amounts of insurance covering the services provided in this Agreement in the state(s) in which the Work is to be performed.

       a.     Worker's Compensation Insurance in statutory amounts;

       b. Employer's Liability Insurance with a limit of not less than $500,000 per accident.

       c. Commercial General Liability with a combined single limit of $1,000,000 for bodily injury including death; and property damage including Premise Operations coverage; Products and Completed Operations coverage, for at least two years following expiration or termination of this Agreement; and Contractual Liability coverage for the liability assumed by Contractor under the section entitled Indemnification.

       d. Business Auto Liability coverage for a combined single limit of $1,000,000.


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       In addition, unless otherwise approved in writing by IBM, Contractor will require subcontractors to maintain Commercial General Liability Insurance in the amount of One Million ($1,000,000) Dollars, combined single limit, covering both bodily injury (including death) and property damage. Subcontractors shall include coverage for the indemnity set forth in
       Article 9.

8.2 IBM will maintain Commercial General Liability insurance in an amount not less than Five Million ($5,000,000) dollars covering IBM as the owner of the Premises and Contractor as an additional insured on IBM's policy while acting as real estate manager. IBM will also maintain, where applicable, Comprehensive Automobile Liability insurance with limits of $250,000 per person, $500,000 per occurrence for personal injury and $200,000 per occurrence for property damage for owned, non-owned, and hired vehicles used under this Agreement. IBM will require any fire and General Liability insurance carrier covering the Premises to waive any right of subrogation against Contractor and Contractor's suppliers arising out of the performance of the work under this Agreement to the extent of any fire insurance or Commercial General Liability insurance proceeds paid thereunder except for the applicable deductibles under IBM's All Risks Property Insurance policies which will remain the responsibility of IBM.

8.3 Certificates in the customary form, evidencing that such insurance is in force, shall be delivered to each party upon request of the other party. Within fifteen (15) days prior to the expiration of such insurance, new certificates shall be delivered, as aforesaid, evidencing the renewal of such insurance. All certificates must provide that if such policies are cancelled or changed during the periods of coverage as stated therein, in such a manner as to affect the insurance, insurer shall attempt to provide written notice to IBM and Contractor at least ten (10) days prior to such cancellation or change. Such certificates must name IBM as an additional insured under items (c) and (d) of Section 8.l. Such certificates must also name Contractor as an additional insured under
       Section 8.2.


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                                    ARTICLE 9
                                 INDEMNIFICATION

9.1 Contractor will indemnify and hold IBM, its directors, officers, employees, agents, representatives, successors and assigns harmless from any and all claims, demands, charges, actions or causes of action (collectively "claims") (i) arising out of the services provided under this Agreement for acts of gross negligence or omissions or willful misconduct of Contractor or its officers, directors, or employees except with respect to the types of risks that have been agreed to be insured hereunder by IBM naming Contractor as an additional named insured while acting as real estate manager provided, however, that this indemnification shall not be limited by policy limits stated in Section 8.3; (ii) made or brought by Contractor's employees or their representatives arising from or connected to such employees' employment with Contractor, including by way of description but not by way of limitation any claims arising out of or related to (x) any violation of applicable laws or regulations, including without limitations Title VII of the Civil Rights Act of 1964, as amended, any federal, state, or local law prohibiting discrimination in employment, and any common law claims for wrongful or retaliatory discharge, and (y) any negligent act or omission, willful misconduct, or promise by Contractor, or its officers, directors or employees; or (iii) arising out of or with respect to any "employees benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that covers Contractor's employees or employees of any person performing services for Contractor in connection with this Agreement.

9.2 IBM will indemnify and hold Contractor, its directors, officers, employees, agents, representatives, successors and assigns harmless from any and all claims, demands, charges, actions or causes of actions (collectively "claims") (i) arising out of this Agreement for acts of gross negligence or omission or willful misconduct of IBM, its officers, directors or employees; (ii) made or brought by IBM's employees or their representatives arising from or connected to such employees' employment with IBM, including by way of description but not by way of limitation any claims arising out of or related to (x) any violation of applicable laws or regulations, including without limitations Title VII of the Civil Rights Act of 1964, as amended, any federal, state, or local law prohibiting discrimination in employment, and any common law claims for wrongful or retaliatory discharge, and (y) any negligent act or omission, willful misconduct, or promise by IBM, or its officers, directors or employees; or (iii) arising out of or with respect to any "employees benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that covers IBM employees.

9.3 Throughout the duration of any subcontract or any Work, Contractor shall require, in writing, that each subcontractor indemnify and save harmless IBM and Contractor and their respective officers, directors, agents, employees, affiliates, partners, and subsidiaries from and against all liability, claims and demands on account of injury to persons (including death) and damage to property arising out of or resulting from the performance of the subcontract work by the subcontractor or employees or agents of the subcontractor or from subcontractor's property. The subcontractor shall, at its expense, defend any and all suits or actions against IBM and/or Contractor and shall pay all attorney fees and all other expenses in connection therewith and promptly discharge any judgments arising therefrom. These conditions shall also apply to any work or operations subcontracted by the subcontractor.

9.4 Neither party shall be entitled to indirect, incidental, consequential or punitive damages, including lost profits based on any breach or default of the other party.

9.5 IBM will indemnify and hold Contractor, its directors, officers, employees, agents, representatives, successors and assigns harmless from any and all claims, demands, charges, actions or causes of actions (collectively "Claims") arising out of or related to Environmental Loss except to the extent that such Environmental Loss may be the result of the gross negligence or willful misconduct or omission of Contractor's officers, directors, or employees.


                                   ARTICLE 10
                            WORKING FUND AND PAYMENTS

10.1 IBM will provide Contractor with a working fund to cover Contractor's monthly reimbursement costs which after adjustment pursuant to Article 11, shall not be less than $5,000.00. The working fund may be increased or decreased from time to time by IBM. The working fund shall be used exclusively for the benefit of IBM and be deposited by Contractor in one or more interest-bearing bank accounts opened for that specific purpose and all funds so deposited and any interests shall be held for IBM, in trust, and be disbursed in accordance with this Agreement. No other funds shall be deposited in these accounts without prior IBM written approval.

10.2 Contractor shall pay all expenses it incurs in the performance of this Agreement on time, unless directed otherwise by IBM, and shall hold IBM harmless from and defend IBM against any claim or liability on account of nonpayment of such expenses (other than the expense itself), unless IBM has directed Contractor in writing not to pay such expenses or there are not sufficient funds in the working fund, in which case IBM shall indemnify Contractor against any claim or liability as a result of such non-payment. Upon demand, or at the expiration or earlier termination of this Agreement, Contractor will pay over promptly to IBM any sums belonging to IBM and shall submit an itemized accounting of all sums in the working fund, together with supporting data as IBM may reasonably require.

                                   ARTICLE 11
                               RECORDS AND AUDITS

11.1 Contractor shall maintain written records (including but not limited to invoices, statements, vouchers and other documents) showing in detail all costs which it incurs in the performance of this Agreement. Each month, Contractor shall submit to IBM an itemized statement listing the amount and nature of all reimbursable costs incurred and a bank reconciliation of the working fund shall be provided semi-annually to IBM or upon notice. In addition to the itemized statement, Contractor shall submit the operating costs in recapped form (which shall not be unreasonably onerous) according to IBM direction. Submissions shall be made to the IBM location designated in Attachment H, or such other address designated in writing by IBM. Submissions shall be made to reach the above IBM locations no later than fifteen (15) days after the accounting closing date as determined by IBM and should include all transactions through the above period, except that transactions for December shall include the entire month. If however, after the delivery of the above designated submissions to IBM, an audit by either party or their outside auditors of the records and statements uncovers an error which effects monies delivered or in the papers and documents, or of any claims, each party will attempt to determine the amount of the error and make the necessary payment(s) to correct it.

11.2 Such records shall be subject to the IBM Records Retention Plan as set out in Attachment D, as well as reasonable audit and inspection by IBM and its agents and representatives, during business hours, during the term of this Agreement and for six (6) months after its expiration or earlier termination, unless a longer period is required by law. Storage cost of the records shall be borne by IBM and reimbursed to Contractor as per Section 6.1. Within sixty (60) days of the termination of this Agreement, IBM shall determine if it will retrieve all or some of the records from Contractor. If IBM elects to retrieve all or some of the records, IBM and Contractor will establish a schedule for such retrieval and proceed, at IBM's expense, to retrieve the records. If IBM elects to destroy all or some of the records, IBM and Contractor will determine a process and schedule for such destruction and proceed accordingly at IBM's expense.

11.3 Contractor shall, upon reasonable notice, permit and facilitate inspection of the Work by IBM and its representatives and public authorities at all times during business hours. Failure of IBM during the progress of this Agreement to discover or reject unacceptable Work, or Work not performed in accordance with this Agreement, shall not be deemed an acceptance thereof nor a waiver of IBM's right to the proper execution of the Work or any part of it by Contractor.


                                   ARTICLE 12
                          TERMINATION AND CANCELLATION

12.1 IBM may terminate this Agreement without cause upon sixty (60) days prior written notice to the Contractor. If cancellation of this Agreement by IBM is without cause, IBM will pay Contractor the Management Fees as set forth in Attachments B and B1 for the Premises as listed in Attachment A, Cancellation Charges and Severance Payments.

12.2 Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party provided the party in breach is given written notice and fails to commence actions to cure such breach within thirty (30) days and completes such actions within ninety (90) days; provided, however, that, in situations related to environmental matters or sexual harassment, the party in breach will commence and complete any action to cure the breach as quickly as reasonably possible; time being of the essence. The party terminating this Agreement may pursue any remedy available to it at law or in equity by reason of such default.

12.3   IBM may terminate this Agreement immediately in the event of:

       12.3.1 any proceeding, voluntary or involuntary, in bankruptcy, insolvency, dissolution or liquidation by or against the Contractor, other than an involuntary bankruptcy which is dismissed in 60 days.

       12.3.2 any assignment of substantially all of Contractor's assets for benefit of creditors;

       12.3.3 any transfer of substantially all of Contractor's business or assets to a third party in violation of Article 21;

12.4 IBM will reimburse Contractor for items listed in Article 6.1 up until the effective date of cancellation or reduction of square footage of the Site.

12.5 IBM will reimburse Contractor for the Cancellation Charges incurred by Contractor from its sub-contractors up until the effective date of cancellation or reduction of square footage of the Site. Contractor will make its best effort to avoid cancellation charges associated with the termination of this Agreement.

12.6 IBM may terminate any/all Statements of Work or parts thereof, issued under this Agreement without cause by giving Contractor sixty (60) calendar days written notice.


                                   ARTICLE 13
                            CONFIDENTIAL INFORMATION

13.1 In the performance of services hereunder, Contractor or Contractor's employees may be exposed to or have access to IBM Confidential Information while working on IBM premises. Contractor shall not use such information or disclose it by publication or otherwise to any other person during the term of this Agreement and for a period of three (3) years thereafter except as required by law.

13.2 In the event IBM or Contractor need to disclose specific confidential information to the other in order for Contractor to perform services hereunder, such information shall only be disclosed pursuant to the terms of an IBM Agreement for Exchange of Confidential Information (AECI) executed by the parties.

13.3 Contractor warrants that no information disclosed by Contractor to IBM (other than information disclosed pursuant to the AECI) is or will be confidential and/or proprietary to Contractor or any third party.

13.4 Contractor shall have a written agreement with each of its employees and subcontractors whose services are required for performance of this Agreement sufficient to enable Contractor to comply with this Section 13.


                                   ARTICLE 14
                             OWNERSHIP OF MATERIALS

14.1 Except as provided in Section 14.2, all reports, memoranda or other materials in written, including machine readable form prepared by Contractor pursuant to this Agreement and furnished to IBM by Contractor hereunder shall become the sole property of IBM. Contractor may retain a copy for its records.

14.2 Information disclosed to IBM or contained in any report, memorandum or other materials in written, including machine readable, form provided to IBM regarding cost savings measures, building performance (other than the actual performance of the Premises), and market information regarding the sale or lease of property other than property owned by IBM and its affiliates shall be considered Confidential Information of Contractor and/or its affiliates and the sole property of same except to the extent that such information is publicly available in the form compiled by Contractor and/or its affiliates and accessed by IBM. IBM shall have the right to use such information internally; IBM shall also have the right to compile information obtained from third-party sources, which information shall not be considered Confidential information of Contractor.

                                   ARTICLE 15
                                      TAXES

15.1 Contractor shall bill IBM for all applicable sales, use, and gross receipts taxes unless IBM provides Contractor with appropriate exemption certificates or a direct payment permit number. Contractor shall be responsible to pay for taxes on its net income.


                                   ARTICLE 16
                                    TRADEMARK

16.1 Nothing in this Agreement grants either party any rights to use the other party's trademarks or trade names, directly or indirectly, in connection with any product, service, promotion or publication without the prior written approval of the trademark owner.


                                   ARTICLE 17
                              GIFTS AND GRATUITIES

17.1 Contractor shall not give or offer any gifts or gratuities of any type to IBM's employees or members of their families.

17.2 IBM shall not give or offer any gifts or gratuities of any type to Contractor's employees or members of their families.


                                   ARTICLE 18
                    CONTRACTOR'S EMPLOYEES AND SUBCONTRACTORS

18.1 Prior to Contractor's assignment of any personnel to perform work hereunder, Contractor agrees to take appropriate preventive steps that it reasonably believes shall ensure that such personnel shall not engage in inappropriate conduct while on the Premises. Inappropriate conduct shall include, but is not limited to: being under the influence of or affected by alcohol, illegal drugs or controlled substances; the manufacture, use, distribution, sale or possession of alcohol, illegal drugs or any other controlled substances, except for approved medical purposes; the possession of a weapon of any sort; and/or harassment, threats or violent behavior. Violation of this provision may be considered a material breach of this Agreement. Contractor shall furnish a letter prior to Closing which will describe the actions Contractor will take to comply with this provision. This letter shall be incorporated herein as Attachment I. IBM's objective is to maintain a drug-free workplace. In order to do this, all vendors and contractors should have a drug-free workforce. The most effective method to ensure this is to implement drug testing during the selection process where allowed by state or local law. Where state or local law does not allow this, Contractor will use reasonable and prudent judgment in deciding if specific actions need to be taken.

18.2 IBM may, at its sole discretion, but only to the extent permitted by applicable law, have Contractor remove any specified employee of Contractor from the Premises and request that such employee not be reassigned to any of the Premises under this Agreement.

18.3 Contractor shall make reasonable inquiry of its employees regarding any past employment with IBM and Contractor shall inform appropriate IBM buyer of employee name and last IBM location worked before assigning any known former IBM employee to perform work under this Agreement. IBM may request that Contractor not make such assignment.


                                   ARTICLE 19
                                  WORK STOPPAGE

19.1 Contractor shall promptly notify IBM of any impending work stoppage, strike or other similar interference with Contractor's performing services hereunder. IBM shall have no obligation to pay Contractor for services not performed due to such interference. However, the Management Fee shall continue to be paid to Contractor during the interference provided Contractor makes reasonable efforts to provide the services. Contractor shall be granted reasonable opportunity to correct any situation described above, time being of the essence. If Contractor refuses or fails to correct the situation, IBM may, at its sole discretion and without incurring any liability to Contractor, acquire such services from others for the duration of the interference.

19.2 NOTICE TO RECTIFY. Contractor shall not permit to arise or continue in connection with any, services provided under this Agreement any Labor Condition that unreasonably interferes with IBM business. IBM's determination as to whether any Labor Condition unreasonably interferes with IBM business shall be conclusive on Contractor so long as such determination is not arbitrary or capricious and, upon notice from IBM specifying such Labor Condition and requiring that such be rectified, Contractor shall make reasonable efforts to, as permitted by law and after consulting with IBM with respect to the cost, rectify the same as soon as is reasonably possible. As used herein, "Labor Condition" shall mean and include strikes, boycotts, picketing, work stoppages, slowdowns or any other type of labor trouble, regardless of the employer of the person involved or their employment status, if any.

       NOTICE TO CEASE WORK. If Contractor or the subcontractor shall fail to comply with the aforesaid notice (whether or not such failure is Contractor's fault), IBM, by further notice to Contractor, may direct Contractor to suspend all work being performed by or on behalf of Contractor in connection with this Agreement, and Contractor shall thereupon immediately do so. Actual and reasonable cancellation costs of subcontracts attributed to the suspension of work shall be reimbursable cost provided the cancellation is not due to the subcontractor's violations of the agreement. When the Labor Condition shall be rectified so that resumption of work would not result in interference with the progress of other work at aforesaid, Contractor may resume work. The Management Fee will continue to be paid during the Labor Condition.

       PLAN. Contractor shall provide IBM with written self-sufficient back-up plans in case of any interference. Such plan must be satisfactory to IBM, within the limits of the low, and provided within ninety (90) days after commencement of each Statement of Work.


                                   ARTICLE 20
                          SOLICITATION AND DISTRIBUTION

20.1 No solicitation or distribution of any kind is permitted on the premises except as permitted by law.

                                   ARTICLE 21
                           ASSIGNMENT AND SUBCONTRACT

21.1 With the prior consent of IBM, which consent shall not be unreasonably withheld, Contractor may sell, assign, merge, transfer or otherwise dispose of all or substantially all of its stock or assets, including this Agreement, assign its right or delegate or subcontract its duties or obligations under this Agreement (a "Permitted Transfer"), to a third party. Without the prior consent of IBM, Contractor may effect a Permitted Transfer to a 51% or more owned subsidiary of Grubb & Ellis Company.

21.2 IBM may assign its rights under this Agreement to any IBM Affiliate without the prior written consent of Contractor. IBM may not assign its rights under this Agreement to any person other than an IBM Affiliate without the prior written consent of Contractor which consent may not be unreasonably withheld. IBM Affiliate shall mean any entity whose voting securities are more than fifty percent (50%) beneficially owned by IBM.

                                   ARTICLE 22
                              COMPLIANCE WITH LAWS

22.1   GENERAL
       Contractor shall, at its own expense, comply with all governmental laws and regulations applicable to Contractor as a real estate property and facilities management organization and shall procure all licenses and pay all fees and other charges required thereby.

22.2   OSHA
       Contractor shall comply with the Occupational Safety and Health Act of 1970. Contractor shall notify IBM promptly in writing if a charge of noncompliance with the Act has been filed against Contractor in connection with Contractor's services performed hereunder on the Premises.

22.3   EEO
       There are incorporated in this Agreement the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunity and the Rules and Regulations issued pursuant thereto, with which Contractor warrants that it will comply, unless exempted.

22.4   Environmental
       Contractor shall comply with the letter and spirit of all laws, ordinances, codes, rules, regulations, license and permit provisions, guidelines and directives of any local, state and/or federal governmental authority having appropriate jurisdiction over environmental protection. In addition, Contractor shall comply with all IBM procedures relating to hazardous materials.

22.5   Sexual Harassment
       Contractor shall distribute the notice on sexual harassment contained in Attachment D, as amended from time to time, to all of its employees who are assigned to work on the Premises.

22.6   Leased Employees
       Contractor shall provide IBM any information about Contractor's personnel that IBM is required by law to obtain, including information on "leased employees" and "management services organization" as these terms are used in Secs. 414(m), (n) and (o) of the Internal Revenue Code.

22.7   Immigration
       Contractor shall comply with the Immigration Reform and Control Act of 1986 as amended.

22.8   Former DOD Employees
       Contractor agrees to make reasonable inquiries of its employees regarding past employment with the Department of Defense (DOD) and agrees that the individual who: left DOD service on or after April 16, 1987; and served in a civilian position for which the rate of pay is equal to or greater than the minimum rate of pay for GS-13; or served in the Armed Forces in a pay grade of 04 or higher; shall not be employed under this Agreement within two (2) years after he/she left service in DOD, without the specific written approval of IBM. If Contractor requests such approval, Contractor agrees to provide IBM with any information needed to comply with 10 USC 2937 (b) and (c).

22.9   Minority Suppliers
       Contractor shall make reasonable efforts, consistent with the service levels which are in compliance with law and as described herein, to retain and grow the services of qualified minority suppliers to perform work hereunder. Contractor shall comply with

       IBM's procedures, as issued from time to time, with respect to the procurement and payment for services provided by minority suppliers.

22.10 Contractor's failure to comply with any provisions of this Article may be considered a material breach of this Agreement.

22.11 IBM acknowledges that Contractor is not an expert in legal, tax, engineering, building code compliance, hazardous materials and areas of expertise other than real estate property and facilities management. Contractor agrees to cooperate with experts selected by IBM in reviewing such matters related to the Sites. Contractor will notify IBM of any problems in such areas of which Contractor has actual knowledge.


                                   ARTICLE 23
                                 MECHANICS LIENS

23.1 Contractor shall discharge by payment, bond or otherwise any mechanics' lien filed against the Premises for work claimed to have been performed at or furnished to the Premises for or on behalf of Contractor or IBM, provided Contractor has been reimbursed by IBM for the cost of such work; however, where permitted by law, Contractor shall pay no more than 90% of such costs to anyone until discharge is effected. When the mechanics' lien is filed by anyone employed directly by IBM, IBM shall discharge the lien by payment, bond or otherwise.


                                   ARTICLE 24
                            STORAGE AND OFFICE SPACE

24.1 IBM shall provide, without charge, a reasonable storage area for Contractor's equipment, tools, materials, and supplies furnished or consigned to Contractor by IBM or furnished by Contractor to IBM. The designated storage area shall be maintained by Contractor in a clean, orderly and safe condition at all times. However, IBM shall not be responsible for Contractor's equipment and materials while on the Premises. IBM reserves the right to make periodic inspections of the storage area. Reasonable office space shall be provided by IBM to Contractor for its personnel, at no charge.


                                   ARTICLE 25
                               QUALITY/PERFORMANCE

25.1 Contractor agrees that all work performed under this Agreement shall meet the requirements set forth in this Agreement and the Statements of Work. Contractor will promptly initiate action to correct work deemed unacceptable to IBM in accordance with the Statements of Work and industry standards at Contractor's expense. If the deficiency is as a result of work that IBM has not paid for, work can be completed at IBM's expense provided no premium is charger for completing the Work.

25.2 Contractor shall submit to IBM a quality plan that demonstrates continuous quality improvement with the proposed budget. IBM may audit Contractor's quality improvement plan for conformance to these standards.

25.3   Contractor will be evaluated on two levels:
       (1) Overall performance, and (2) specific performance against established criteria at a site and national level.

              A.     Overall Performance.  At a minimum, will include:
                     1).    Financial
                     2).    Business Controls
                     3).    Customer Satisfaction
                     4).    Quality
                            - with standards to be developed

              B. Confidentiality awareness and control and compliance with all security and confidentiality procedures.

              C.     Minority Payments
                     The contractor shall provide IBM with a formal plan, as described below to demonstrate subcontracting by Contractor to minority-owned businesses ("Minority Suppliers"). This plan will be reviewed by IBM and is subject to IBM's approval. The plan MUST include the following:
                     1.     A goal of 5% to be paid to minority suppliers.
                     2. A breakdown, on a annual basis, of both the amount of payments and percentages that Contractor will pay to Minority Suppliers. Such breakdown shall also detail the services to be provided by such Minority suppliers.
                     3. IBM reserves the right to provide payment DIRECTLY to Minority Suppliers.

              The Contractor shall submit to the IBM Technical Coordinator(s), on a quarterly basis, a report setting forth in reasonable detail Contractor's actual level of adherence to the foregoing IBM approved plan.


                                   ARTICLE 26
                    PERFORMANCE EVALUATION OF COMPETITIVENESS

26.1 IBM conducted a competitive assessment of Contractor's services through an IBM internal competitive evaluation during the fourth quarter of 1995. This assessment considered Contractor's cost competitiveness compared to the property management industry. IBM informed Contractor of the results of the assessment and Contractor has established certain corrective actions to be taken by Contractor and Contractor will confirm such actions in writing.

26.2 In conjunction with Article 7.2.3, IBM will conduct a competitive assessment of Contractor's services during the third quarter 1997, through such means as benchmarking or other reasonable criteria as selected by IBM. At such time as IBM is conducting this assessment, Contractor shall provide IBM with Contractor's independent self-assessment showing their competitive standing in the industry as it applies to the services provided to IBM under this agreement. Conclusions resulting from these activities will be used to assess Contractor's competitive position. If required IBM and Contractor together will establish any corrective actions to be taken by Contractor within 60 days.



                                   ARTICLE 27
                               MANAGEMENT PROCESS

27.1 If any disputes or disagreements between Contractor and IBM shall arise relating to issues relative to the provisions stated in (d) below or in any provisions that require or permit a party to invoke this Section, the following procedures shall apply:

       (a) if the issue is related to a specific Site, Contractor shall give written notification of such dispute or disagreement to the IBM Senior Location manager and a copy to IBM Procurement and IBM shall give written notification of such dispute or disagreement to the Contractor's Executive Management, with a copy to IBM Procurement.

       (b) if the issue is related to the Agreement generally, Contractor shall give written notification of such dispute or disagreement to both IBM Procurement and the IBM Executive for Real Estate Site Operations and IBM Procurement shall give written notification of such dispute or disagreement to the President of the Contractor;

       (c) the representatives listed in (a) and (b) above shall communicate with each other promptly with a view of resolving such dispute or disagreement within sixty (60) days of commencing their negotiations (or such extended period as they agree is appropriate).

       (d) The process described above shall apply to any dispute or disagreement related to additional costs, budgets, Section 12.1,
              Article 19 and any other item that the representatives of both parties may agree to subject to this process.


                                   ARTICLE 28
                                 IBM PROCEDURES

28.1 Contractor shall comply with IBM's requirements and procedures as set out in Attachment E. IBM may, from time to time, amend such requirements and procedures or introduce new requirements or procedures provided they do not increase Contractor's costs or workload or otherwise conflict with the terms of this Agreement. Any increase in direct or indirect costs shall be borne by IBM.


                                   ARTICLE 29
                                     NOTICES

29.1 Unless otherwise provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be given by personal service or sent by certified or express mail or reputable overnight courier service with receipt confirmed; and shall be deemed received, if sent as provided above, on the third business day after deposit in the mail or upon confirmation in other cases:

              To IBM:                        To Contractor:

              International Business         Axiom Real Estate Management, Inc.
              Machines Corporation           2800 Two PNC Plaza
              Procurement Manager            Pittsburgh, PA 15222
              522 South Road                 Attn:  President
              Poughkeepsie, NY 12601

              with a copy to:                with a copy to:

              International Business         Grubb & Ellis
              Machines Corporation           One Montgomery Street
              Office of Corporate Counsel    Telesis Tower, 9th Floor
              Somers, NY 10589               San Francisco, CA 94104

              Attn:  John T. Jenkins         Attn:  Robert J. Walner
                     Corporate Counsel              General Counsel

              or to such other address as either party shall designate by notice given to the other party.


                                   ARTICLE 30
                               STATEMENTS OF WORK

30.1 IBM, in consultation with the Contractor, shall provide Statements of Work for each Site. Each Statement of Work shall include the elements listed in Section 1.8 hereof provided that the Work on any Site shall not exceed the levels and types of services provided by property management companies for buildings comparable in nature, age and use in the local marketplace. If there is a dispute relative to the level or type of service to be provided for any Site, either party may escalate the matter in accordance with the Management Process as stated in Article 27.

                                   ARTICLE 31
                                     GENERAL

31.1 Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to fire, flood, war or other such cause beyond its control and without its fault or negligence provided it promptly notifies the other party.

31.2   The laws of the State of New York govern this Agreement.

31.3 Both parties agree to waive their right to a trial by jury in any dispute arising out of this Agreement.

31.4 No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provisions of this Agreement.

31.5 The prevailing party in any legal action hereunder shall be entitled to reimbursement by the other party of its expenses including, without limitations, reasonable attorneys' fees.

31.6 Any terms of this Agreement which by their nature extend beyond their expiration or termination shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs, and permitted assigns.

31.7 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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

                                   ARTICLE 32
                                  MODIFICATIONS

32.1 Except as specifically provided herein, this Agreement may not be amended or modified except by a formal amendment signed by both parties.


                                   ARTICLE 33
                    ENTIRE AGREEMENT AND ORDER OF PRECEDENCE

33.1 This Agreement supersedes the earlier Master Management Agreement dated May 8, 1992, as amended ("the MMA") as of the Effective Date of this Agreement, except that the rights and obligations of the parties arising out of or related to events or transactions occurring prior to the Effective Date of this Agreement in respect of Article 6 (Reimbursables),
       Article 8 (Insurance), Article 9 (Indemnification ), Article 10 (Working Fund and Payments), Article 15 (Taxes), and Article 23 (Mechanics Liens) shall survive the termination of the MMA and shall be governed by the MMA. All rights and obligations of the parties arising out of or relating to events or transactions which occur on and after the Effective Date shall be governed by this Agreement.

33.2 In the event of any inconsistency or conflict in the provisions of these documents, the order of precedence shall be:

       a)     The foregoing terms and conditions;
       b)     Attachments referenced herein;
       c)     The provisions in the Statement of Work.

33.3   The following Attachments are included and form part of this Agreement:

       Attachment A:        Premises
       Attachment B:        Management Fee and Cost Base for 1/1/96-12/31/96



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

       Attachment B1:       Management Fee and Cost Base for 1/1/97-12/31/97
       Attachment C:        IBM Records Retention Plan
       Attachment D:        IBM Procedures
       Attachment E:        Statement of Work
       Attachment F:        Sample Statement of Work
       Attachment G:        Schedule of Construction Fee
       Attachment H:        IBM Location
       Attachment I:        Letter from Contractor relative to the action plan
                            for inappropriate conduct on the Premises
       Attachment J:        Approved Annual Budget - Letter
       Attachment K:        Additional Sites
       Attachment L:        Severance Policy of Contractor


AGREED:                                   AGREED:

INTERNATIONAL BUSINESS                    AXIOM REAL ESTATE MANAGEMENT, INC.
MACHINES CORPORATION



BY:  /s/ Lawrence R. McLaughlin             BY:  /s/ Joe Hanauer
   --------------------------------            --------------------------------

NAME:  Lawrence R. McLaughlin             NAME:  Joe Hanauer
      -----------------------------            --------------------------------

TITLE:  National Site Services           TITLE:  Director
        Procurement Manager                    --------------------------------
      -----------------------------

DATE:  January 19, 1996                   DATE:  January 19, 1996
      -----------------------------            --------------------------------


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

                               SIDE LETTER TO THE
                       MANAGEMENT SERVICES AGREEMENT DATED
                          AS OF JANUARY 1, 1996 BETWEEN
                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                 AND AXIOM REAL ESTATE MANAGEMENT, INC. ("MSA")


       International Business Machines Corporation ("IBM") and Axiom Real Estate Management, Inc. ("Axiom") hereby agree to amend Section 12.1 of the MSA as follows:

       "12.1 TERMINATION AND CANCELLATION. IBM may terminate this Agreement without cause upon sixty (60) days prior written notice to the Contractor. If cancellation of this Agreement by IBM is without cause, IBM will pay Contractor the Management Fees as set forth in Attachments B and B1 for the Premises as listed in Attachment A, through December 31, 1997, and for the period January 1, 1998 through December 31, 2000, IBM will pay Contractor the Management Fees as set forth in Section 7. In addition, IBM shall pay Contractor the Cancellation Charges and Severance Payments."


ACCEPTED AND AGREED:                             ACCEPTED AND AGREED:

AXIOM REAL ESTATE                                INTERNATIONAL BUSINESS
MANAGEMENT, INC.                                 MACHINES CORPORATION

BY:  /s/ Robert J. Walner                        BY:  /s/ Kevin J. Halloran
   ------------------------                         -------------------------
NAME:     Robert J. Walner                       NAME:    Kevin J. Halloran
TITLE:    Vice President                         TITLE:   Staff Counsel
DATE:     January 19, 1996                       DATE:    January 19, 1996

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